EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Michael R. Murphy, the President and Chief Executive Officer of MK Automotive, Inc., and Tracy Maurstad, Treasurer and Chief Financial Officer of MK Automotive, Inc., each hereby certifies that:

1.
The Quarterly Report on Form 10-Q for the period ended December 31, 2011, filed by MK Automotive, Inc. on the date hereof fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Quarterly Report on Form 10-Q for the period ended December 31, 2011, filed by MK Automotive, Inc. on the date hereof fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: February 21, 2012

/s/ Michael R. Murphy	/s/ Tracy Maurstad
Michael R. Murphy	Tracy Maurstad
President and Chief Executive Officer	Treasurer and Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)